Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2016, except for the effects of the reverse stock split described in Note 2, as to which the date is July 8, 2016, relating to the consolidated financial statements of Impinj, Inc., which appears in Impinj, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-211779), filed on July 20, 2016.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, WA

July 20, 2016